SUBJECT TO COMPLETION, DATED June ___, 1998

PROSPECTUS SUPPLEMENT

(c) BALTIA AIR LINES - U.S. INTERNATIONAL AIR CARRIER
       The New Way to Europe(tm)


                      Eighteen Selling Securityholders
                            of Bridge Warrants and
                       825,000 Shares of Common Stock
                          Underlying Bridge Warrants
                                 ___________________


Baltia Air Lines, Inc. ("Baltia" or "Company"), a New York corporation, hereby identifies seventeen Selling Securityholders, holding unregistered Bridge Warrants of the Company, entitling the holders to purchase up to 825,000 registered shares of common stock of $.0001 par value ("Common Stock" or "Shares") in accordance with the terms, conditions and plan of distribution set forth herein. This secondary offering commences contemporaneously with the Company's primary offering.
The Company's Prospectus dated June ______, 1998, ("Prospectus") also relates to these seventeen Selling Securityholders of 825,000 warrants and to the 825,000 Shares underlying those warrants. The warrants were issued in connection with money ("Bridge Loan") the Company borrowed in order to purchase goods and services identified in the Prospectus under "Use of Proceeds" which otherwise would be purchased with proceeds of the offering described in the Prospectus.("Offering") The two classes of warrants are as follows.



Class B Bridge Warrants. In February 1998, the Company issued 250,000 warrants in connection with a Bridge Loan for $250,000. ("Class B Bridge Warrants") These warrants are immediately tradeable and exercisable during the four-year period commencing one year form the date the Prospectus becomes effective ("Effective Date") unless redeemed earlier by the Company. Otherwise, the terms of Class B Bridge Warrants are identical to those offered to the public in the Prospectus. When the warrants exercised, the 250,000 underlying shares may be resold.

Class A Bridge Warrants. In June 1998, the Company issued 575,000 warrants in connection with a series of Bridge Loans in the aggregate amount of $575,000. ("Class A Bridge Warrants") These warrants are immediately tradeable and the terms are identical to the Warrants offered to the public in the Prospectus. (See "Notes to Financial Statements" in the Prospectus.) When the warrants exercised, the 250,000 underlying shares may be resold.


The Company may redeem outstanding Class A and Class B Bridge Warrants, once they become exercisable, at a price of $.10 per warrant on not less than 30 days' written notice, provided the closing bid quotations of the Shares have exceeded $10 for 20 consecutive trading days ending on the third day prior to the date on which notice is given. See "Description of Securities" in the Prospectus.

Each Class A and Class B Bridge Warrant entitles the holder to purchase one Share for $6.05. The 825,000 Shares underlying the 825,000 Bridge Warrants are registered effective on the Date of the Prospectus.

             ------------------------------------
The following list identifies each Selling Securityholder and the number of Bridge Warrants each holds.

CLASS A BRIDGE WARRANT HOLDERS:

Neil Jones . . . . . . . . . . . . . . . . . . . . . . . . . . 50,000 warrants
23 Tucquan Glen Road
Holtwood, PA 17532

Socrates Skiadas . . . . . . . . . . . . . . . . . . . . . . . 25,000 warrants
154-5017 Road
Whitestone, NY 11357

T.H. Holloway  . . . . . . . . . . . . . . . . . . . . . . . . 50,000 warrants
16 Cloister Parkway
Amarillo, TX 79121

Ron Rust . . . . . . . . . . . . . . . . . . . . . . . . . . . 25,000 warrants
103 Brookmeadow Road
Wilmington, DE 19807

Hart Rotenberg . . . . . . . . . . . . . . . . . . . . . . . . 25,000 warrants
BT1 Computers
1789 NW 79th Avenue
Miami, FL 33126

Metro Consulting . . . . . . . . . . . . . . . . . . . . . . . 50,000 warrants
199 Brook Street
Scarsdale, NY 10538


M. S. Arden Inc. . . . . . . . . . . . . . . . . . . . . . . . 25,000 warrants
1109 Arden) Avenue
Staten Island, NY 10312



Charles Xue  . . . . . . . . . . . . . . . . . . . . . . . . . . 50,000 warrants
1 Lincoln Plaza Apt.  24V
New York, NY 10023



Russet Development Association . . . . . . . . . . . . . . . . 25,000 warrants
39 Brighton, Avenue
Boston, MA 02134

Richard Charbit. . . . . . . . . . . . . . . . . . . . . . . .100,000 warrants
7 Rue Ste. Isaure
Paris, FRANCE 75018

David Marston  . . . . . . . . . . . . . . . . . . . . . . . . 15,000 warrants
119 Gand Avenue
Paonia, CO 81428

J. Walker Clerk  . . . . . . . . . . . . . . . . . . . . . . . 10,000 warrants
P.O. Box 11359
Columbia, SC  29211-1359

Arian Jacob  . . . . . . . . . . . . . . . . . . . . . . . . . 25,000 warrants
9 Mica Court
Baltimore, M D 21209

Joseph Rotenberg . . . . . . . . . . . . . . . . . . . . . . . 25,000 warrants
BTI Computers
1789 NW 79th Avenue
Miami, FL 33 126

Harvey DeLott  . . . . . . . . . . . . . . . . . . . . . . . . 25,000 warrants
c/o Qua1ity Truck Parts
2421 S. Wabash Avenue
Chicago, IL 60616

Michael Ostro  . . . . . . . . . . . . . . . . . . . . . . . . 25,000 warrants
85 Glen Park Avenue
Toronto, Ontario
CANADA H6B2C3

Lonny DeWalt  . . . . . . . . . . . . . . . . . . . . . . . . 25,000 warrants
10516 Spencer Hill Road
Corning, NY 14830


CLASS B BRIDGE WARRANT HOLDER:

Hobbs Melville & Co. . . . . . . . . . . . . . . . . . . . . .250,000 warrants
110 Wall Street
New York, NY 10005

Total: 18 Securityholders  . . . . . . . . . . . . . . . . .  825,000 warrants
                                                          (Class A and Class B
                                                              Bridge Warrants)

PLAN OF DISTRIBUTION.

             No underwriter is involved in the distribution of the securities that may be owned by the Selling Securityholders, but rather sales will be made by the Selling Securityholders either directly or through one or more securities brokers or dealers in privately negotiated transactions, or in transactions on The Nasdaq SmallCap Market or Boston Stock Exchange, if the Company's securities are listed thereon. However, there is no assurance that the Company will qualify for listing or, if listed, will be able to maintain that listing. Alternatively, the sales may be over-the-counter transactions on The Nasdaq Stock Market. At the closing of the Company's initial public offering presented in the Company's Prospectus dated _______, 1998, this Prospectus Supplement will be distributed setting forth the identity of each Securityholder and the number of Warrants each holds.

             Bridge Warrants are expected to be sold at prices acceptable to the buyer and seller. Broker-dealers through which the Selling Securityholders effect sales of the warrants may receive compensation in the form of discounts, concessions or commission from the Selling Securityholders and/or the purchasers of the warrants. The Underwriters may act as broker-dealers on behalf of one or more of the Selling Securityholders. If engaged in connection with sales by Selling Securityholders, the Underwriters do not anticipate that they will receive in excess of the customary brokerage commission in connection therewith.

             Class A and Class B Bridge Warrants are tradeable on the Effective Date of the Company's Prospectus. Class A Bridge Warrants are exercisable commencing six months after the Effective Date and continue until the fifth anniversary of the Effective Date unless redeemed sooner by the Company. Class B Bridge Warrants are exercisable for a four-year period commencing one year from the Effective Date unless redeemed sooner by the Company. The Company may redeem the its outstanding shares upon no less than 30 days written notice, provided the closing bid quotations of the Company's shares have exceeded $10 for 20 consecutive trading days ending on the third day prior to the date on which notice of redemption is given.
Both Class A and Class B Bridge Warrants entitle the holder to purchase one share of the Company's common stock @ $6.05 per share. The 825,000 shares underlying both Class A and Class B Bridge Warrants are registered effective on the Date of the Prospectus.

             The Selling Securityholders will receive the entire proceeds from the sale of their Bridge Warrants, less any commissions paid to brokers or dealers for executing such transactions. Although the Company will not receive any funds from the sale of the Selling Securityholders' Bridge Warrants, the Company expects to pay for all expenses of registration and will furnish Prospectuses to the Selling Securityholders.